EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is hereby entered on March 8, 2001 by and between ROLAND Carroll, an individual ("Employee") and Alpine Entertainment, Inc., a Delaware corporation, with California offices at 6919 Valjean Avenue, Van Nuys, CA 91406 (hereafter referred to as "Employer" or "Company").

                                    RECITALS
                                    --------

         Employee and the Employer desire to enter this Agreement to establish the working relationship between the parties and set forth the terms and conditions of employment during the term hereof.

                                    AGREEMENT
                                    ---------


         1. DUTIES AND AUTHORITY: Employee shall be generally responsible as President for Employer.

         Employee agrees that he shall maintain and meet those duties normally accorded an President of a company and shall loyally and conscientiously act in good faith to perform such duties as may be assigned to him by the Directors of the Employer.

         Employee hereby agrees that his services to be performed are unique, unusual and extraordinary in nature, which gives them a particular value, the loss of which may not be easily ascertained in an action at law. Therefore, Employee agrees that the Company may seek all redress against Employee for breach of this Agreement.

         2.       A. TITLE: President of Employer.

                  B. TERM: This Agreement is an "at-will" employment agreement meaning that Employees services may be terminated at any time by either party upon 30 DAY NOTICE made in accordance with the terms and conditions herein.

         3. COMPENSATION:

                  a. Salary: Employee will functions under this Agreement at the annual salary rate of $78,000 PER ANNUM, said rate subject to change in conjunction with Employer's review of Employee's employment hereunder.

                  b. Other: Employee shall also receive health insurance coverage, participate in a 401(k) plan and be entitled to a car allowance not to exceed $500.00.

         4. TERMINATION:

                  a. Death. If Employee dies during the Term hereof, this Agreement shall terminate and thereafter Employer shall have no liability or obligation to Employee, his heirs, personal representatives, assigns or any other person claiming under or through him except for unpaid salary and benefits accrued to the date of his death.

                  b. Cause. Upon the occurrence of any of the following events, this Agreement may be terminated immediately without advance notice and for cause by Employer giving written notice of termination to Employee, such termination to be effective upon the date specified in such notice:




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                           (i) Employee's inability by reason of mental or
physical condition to perform substantially all of his duties and responsibilities hereunder for a continuous period of six (6) months or more, or for any aggregate period of nine (9) months or more in any twelve-month period whether or not continuous. In the event of a dispute as to the existence of any such disability, Employee agrees to submit to medical, psychological or psychiatric examinations conducted by physicians, psychologists or psychiatrists, selected by mutual agreement of Employee and Employer, and to be bound by any determination made by such physicians, psychologists and/or psychiatrists;

                           (ii) Employee's material breach of any of the terms
or conditions of this Agreement; or

                           (iii) Employee's dishonesty relating to his
employment, material neglect of Employer's business, or misappropriation of funds.

                  (c) Termination Other Than For Cause By Employer. Employer may terminate this Agreement at any time during the Employment Term and for no cause or "at-will" by Employer by giving Employee thirty (30) days' written notice of termination. No further monies or liabilities will be owed by Employer to Employee subsequent to termination hereunder.

                  (d) Voluntary Termination by Employee. Employee may terminate this Agreement for any reason by giving Employer at least thirty (30) days' written notice of termination.

                  (e) Automatic Renewals: Unless the Employer terminates this Agreement prior to or upon the conclusion of the Term, this Agreement shall automatically renew for an unlimited number of additional one (1) year terms beginning on the day after the last day of the Term hereof.

         5. SERVICES: Employee shall render exclusive services to Employer during the Term unless given approval by a majority of the partners to engage in other business services for entities or individuals other than the Company.

         6. ARBITRATION/ATTORNEY'S FEES: Any disputes arising under this Employment Agreement shall be resolved by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association in Los Angeles, California. Both parties shall be entitled to engage in all forms of discovery as permitted by the California Civil Code. The prevailing party shall be entitled to recover the costs of arbitration unless otherwise determined by the arbitrator and shall be entitled to reasonable attorneys' fees as determined by the arbitrator. The arbitrator shall be familiar with the legal profession.

         7. ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes and contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.

         8. NOTICE. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand, sent by recognized overnight delivery service such as Federal Express, or mailed by registered or certified mail, return receipt requested, and shall be deemed to be effective on the date delivered by hand, sent by recognized overnight delivery service such as Federal Express, or mailed, as follows (provided that notice of change of address shall be deemed given only when received): If to Employer, at Employer's address provided on the first page of this Agreement; if to Employee, at Employee's address provided on the first page of this Agreement; or to such other names or addresses as Employer or Employee, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

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         9. MISCELLANEOUS: This Agreement shall be construed in accordance with the laws of the State of California. No waiver of one provision hereof shall constitute a waiver of any other provisions. Each provision herein shall be interpreted in such a manner as to be valid under applicable law. If any provision of this Agreement is rendered unenforceable, it shall be deemed separable from, and shall in no way effect the validity of, the remaining provisions of this Agreement. This Agreement shall inure to the benefit of all assigns hereto, including assigns of the Employee.


                                            /s/ Roland Carroll
                                            ------------------------------
                                            Roland Carroll



                                    For Employer:


                                    By:     /s/ Ryan Carroll
                                            ------------------------------
                                            Ryan Carroll






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